Exhibit 10.65

Loan Numbers: FFIC 10231A and AGRUS 10231B

KBS LEGACY PARTNERS WATERTOWER LLC

                                                                            (Borrower)

to

FIREMAN’S FUND INSURANCE COMPANY

and

ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

                                                                                (together, Lender)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This document serves as a Fixture Filing under the Uniform Commercial Code.

Date:	January 15, 2013

Location:	12300 Singletree Lane Eden Prairie

County:	Hennepin

THIS INSTRUMENT WAS DRAFTED BY AND UPON RECORDATION RETURN TO: Kelley Drye & Warren LLP 200 Kimball Drive Parsippany, New Jersey 07054 Attention: Paul A. Keenan, Esq.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of January 15, 2013 by KBS LEGACY PARTNERS WATERTOWER LLC, a Delaware limited liability company, having its principal place of business at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660 (hereinafter referred to as “Borrower”), to FIREMAN’S FUND INSURANCE COMPANY, a California corporation (together with its successors and assigns, “Fireman’s Fund”) and ALLIANZ GLOBAL RISKS US INSURANCE COMPANY, a California corporation, (together with its successors and assigns, “Allianz” and, together with Fireman’s Fund, “Lender”) each having a business and mailing address at c/o Allianz of America, Inc., 55 Green Farms Road, P.O. Box 5160, Westport, Connecticut 06881-5160, Attn: Real Estate Department.

WITNESSETH

THAT, to secure (i) payment to Lender of the principal indebtedness of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), together with interest thereon, and together with applicable late charges, prepayment fees and all other applicable fees, costs and charges, if any, as evidenced by (a) that certain Promissory Note of even date herewith executed by Borrower in favor of Fireman’s Fund in the amount of $16,666,667.00 (as such may be extended, modified, renewed and/or replaced, the “Fireman’s Fund Note”) and (b) that certain Promissory Note of even date herewith executed by Borrower in favor of Allianz in the amount of $8,333,333.00 (as such may be extended, modified, renewed and/or replaced, the “Allianz Note” and, together with the Fireman’s Fund Note, the “Note”), with the final payment of the entire outstanding indebtedness being due and payable on the Maturity Date (as defined in the Note), in and by which Note, Borrower promises to pay the said principal indebtedness and interest at the rate and in installments as provided in the Note, (ii) the performance of the covenants of Borrower herein contained and the payment of any monies expended by Lender in connection therewith, (iii) the payment of all obligations and the performance of all covenants of Borrower under the Loan Documents (as hereinafter defined) and (iv) any and all additional advances made by Lender to protect or preserve the Security (as hereinafter defined) or the security interest created hereby in or on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or for any other purpose provided herein (whether or not the original Borrower remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations of Borrower being hereinafter, collectively, referred to as the “Indebtedness”, and all of the documents, agreements and instruments between Borrower and/or others and Lender, and/or for the benefit of Lender, now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness, together with all amendments, modifications, substitutions and replacements thereof, being hereinafter, collectively, referred to as the “Loan Documents”, and the loan evidenced or secured by the Loan Documents being hereinafter referred to as the “Loan”), Borrower does hereby mortgage, grant, bargain, sell, assign, pledge, transfer and convey unto Lender and to Lender’s successors and assigns forever, all of the following described land, improvements, real and personal property, rents and leases and all of Borrower’s estate, right, title and interest therein or hereafter acquired by Borrower (hereinafter, collectively, referred to as the “Security”):

A fee simple interest in the land described in Exhibit A attached hereto and made a part hereof (the “Land”) situate, lying and being in the City of Eden Prairie, County of Hennepin, and State of Minnesota (the “State”);

TOGETHER with all buildings and other improvements now or hereafter located on the Land or any part thereof, including, but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (collectively, the “Improvements”);

TOGETHER with the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines or to any other rightful further extension thereof;

TOGETHER with all easements and agreements now or hereafter located on or appurtenant to the Land and/or the Improvements or under or above the same or any part thereof, appurtenances, rights-of-way, licenses, permits, approvals and privileges, belonging or in any way appertaining to the Land and/or the Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Borrower has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements, including without limitation, those for pedestrian areas, vehicular access and parking (whether on-site or off-site) and reimbursement for parking, (v) any other reciprocal easement arrangement or reciprocal covenants as to land use, and (vi) any sanitary sewer, drainage, water and utility service agreements benefiting the Land and the Improvements or any part thereof;

TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or state authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Lender, and Lender, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness, notwithstanding the fact that such amount may not then be due and payable; and Borrower hereby covenants and agrees to and with Lender, upon request by Lender, to make, execute and deliver, at Borrower’s expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Lender, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the “Real Property”);

TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

TOGETHER with all fixtures, machinery, equipment, goods, and every other article of personal property, tangible and intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Borrower, including, without limitation: all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment; all heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; all vacuum cleaning systems; all security systems, call systems; all sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the stores or other facilities on the Real Property; all telephone, computer and other electronic equipment and appurtenances thereto, including software; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant and not required for the operation or maintenance of the Real Property, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof, but said lien shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by Borrower;

TOGETHER with all of Borrower’s books and records and all other general intangibles relating to or used in connection with the Security, including all computerized or electronic books and records;

TOGETHER with all contracts for sale, and leases in the nature of sales of the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Borrower thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all proceeds, rents, issues, profits, royalties, interest, bonuses and revenues and any other amounts now or hereafter arising from or out of the Real Property or any part thereof; all proceeds, credits or rebates arising from or out of any Imposition (as hereinafter defined) or Real Property Taxes (as hereinafter defined) appeal or similar proceeding, or any settlement thereof; all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof, together with all accounts, accounts receivable, cash receipts, credit card receipts, deposit accounts, including, without limitation, bank accounts of Borrower used in connection with the operation of the Security or for the holding of Security Deposits (as defined in the Assignment of Leases and Rents as hereinafter defined), contract rights, escrow and reserve accounts required to be established as security for the Loan, general intangibles, documents, instruments, chattel paper (tangible and electronic), letters of credit, letter of credit rights, supporting obligations and investment property and proceeds of any of the foregoing arising from or in connection with the Real Property, including all books and records in connection therewith; all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Security; and all rights of Borrower under any leases, covenants, agreements, easements, restrictions or declarations with respect to, or as an appurtenance to, the Real Property (whether recorded or not) or any part thereof and all amounts, including interest on, and proceeds of, the escrow account under any tax escrow agreement that may be required hereunder (all of the tangible and intangible personal property described in this and the previous two paragraphs, collectively, the “Personal Property”), and Borrower’s interest, as lessee, under any lease of property included within the description of Personal Property above;

TOGETHER with all of Borrower’s right, title and interest in and to all and singular tenements, hereditaments and appurtenances, including water rights, belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Borrower, either in law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Borrower in or to the Security (inclusive of any replacements or substitutions therefor at any time acquired by Borrower), and if Borrower shall at any time acquire any further estate or interest in or to the Security, the lien of this Security Instrument shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Borrower, upon request of Lender, shall execute such instrument or instruments as shall reasonably be requested by Lender to confirm such lien, and Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact (which appointments are coupled with an interest) to execute all such instruments if Borrower shall fail to do so within ten (10) days after demand;

TOGETHER with all of the rents, issues and profits of the Security, including, without limitation, Rents under present and future Leases (as defined in the Assignment of Leases and Rents), or otherwise, which are hereby specifically assigned, transferred and set over to Lender, including, but not limited to, all cash, letters of credit, or securities deposited under such Leases to secure performance by the lessees of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such Leases, or applied to one or more of the installments of rent coming due thereunder; and

TOGETHER with all proceeds, products, replacements, additions, substitutions, renewals and accessions of any property of the types described in the preceding clauses, together with all after-acquired right, title, or interest of Borrower in and to any property of the types described in the preceding clauses.

TO HAVE AND TO HOLD the Security, and each and every part thereof, unto Lender, and its successors and assigns, forever, for the purposes and uses herein set forth.

AND, Borrower hereby further covenants, agrees and warrants as follows:

1.        Payment of Indebtedness; Limited Guaranty.    Borrower will pay the principal indebtedness and interest thereon in accordance with the provisions of the Note and all prepayment charges, late charges and all other fees and costs required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all of the covenants, promises and agreements and pay all sums provided in, (i) each of the Note or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) this Security Instrument and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. Each of the persons and/or entities constituting Borrower hereunder shall be fully liable for such payment and performance, and such liability shall be joint and several. As a condition to making the Loan to Borrower, Lender required that KBS Legacy Partners Properties LLC, a Delaware limited liability company (“Principal”), guarantee certain non-recourse carveout obligations and liabilities of Borrower pursuant to the terms of that certain Limited Guaranty of even date herewith from Principal to Lender (the “Limited Guaranty”).

2.        Covenants of Title.    Borrower has good and indefeasible marketable title to the entire Real Property in fee simple; has absolute unencumbered title to the Personal Property; and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, covenants, restrictions, liens, leases and encumbrances, except those easements, covenants, restrictions, liens, leases and encumbrances listed on Schedule B of the policy or policies of title insurance delivered to Lender as of the recordation of this Security Instrument (the “Permitted Encumbrances”), to which this Security Instrument is expressly subject, or which may hereafter be created in accordance with the terms hereof; and Borrower will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Lender shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Security Instrument or otherwise enforce any of the rights of Lender hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

3.        Usury.    It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Note, this Security Instrument, or any other Loan Documents, at the time performance of such provision shall be due, shall cause the payments thereunder to exceed the maximum rate that the parties hereto can contract for under any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to such maximum rate, so that in no event shall any exaction be possible under the Loan Documents that is in excess of such maximum rate. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current maximum rate that the parties hereto can contract for under applicable law; the right to demand any such excess being hereby expressly waived by Lender

4.        Impositions and Insurance Premiums.    Except to the extent such amounts are paid by Lender pursuant to Section 5 below, Borrower shall pay or cause to be paid, not later than thirty (30) days before the last day on which the same may be paid without penalty or interest, the following:

(a)        all real estate taxes and assessments for the Security (the “Real Property Taxes”), all taxes other than Real Property Taxes, assessments, sewer rents, water charges, fees and other payments to be made to any local, state or federal department, board or agency, or any other agency or governmental board or entity having jurisdiction over the Security (a “Governmental Authority”) in connection with the Real Property, and all other municipal and governmental assessments, rates, charges, impositions and liens (collectively hereinafter referred to as “Impositions”) which now or hereafter are imposed by law upon the Security; and

(b)        all premiums (collectively the “Insurance Premiums”, and as to each insurance policy, an “Insurance Premium”) under the insurance policies maintained in accordance with Section 7 hereof.

If any Real Property Taxes, Imposition or Insurance Premium is not paid within the time hereinabove specified, Lender shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Borrower to Lender and shall be secured by the lien of this Security Instrument; provided, however, in the case of Real Property Taxes and Impositions, Borrower may in good faith contest, at Borrower’s own cost and expense, by proper legal proceedings, the validity or amount of any Real Property Taxes or Imposition, on the condition that Borrower first shall deposit with Lender, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Borrower is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Borrower will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Real Property Taxes, Imposition or Insurance Premium.

Borrower hereby assigns to Lender all rights of Borrower now or hereafter arising in and to the refund of any Real Property Taxes or Imposition and any interest thereon. If following receipt of any such refund by Lender, there exists no Event of Default (as hereinafter defined) or any state of facts which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under any of the Loan Documents (“Potential Event of Default”), then Lender shall pay over the same to Borrower promptly after demand; if there exists an Event of Default under any of the Loan Documents, Lender may apply said refund in reduction of the Indebtedness in whatever order Lender may elect.

Borrower will be excused from complying with the foregoing provisions of this Section 4 to the extent Borrower complies with the provisions of Section 5 hereof.

5.        Escrow Deposits.    Borrower shall deposit with Lender or with an escrow agent selected by Lender, on each Monthly Payment Date (as defined in the Note) until the payment in full of the Indebtedness, (i) a sum equal to one-twelfth (1/12) of the Real Property Taxes to be levied, charged, assessed or imposed upon or for the Security within one year after said Monthly Payment Date, and (ii) a sum equal to one-twelfth (1/12) of the annual estimated Insurance Premiums (based on the then current year’s premiums). If on any Monthly Payment Date the amount of Real Property Taxes to be levied, charged, assessed or imposed within the ensuing one (1) year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Borrower hereunder, shall be estimated by Lender, with appropriate adjustment and reimbursement to Borrower (if any) when the amount of such Real Property Taxes on the Security is fixed.

Any interest earned under this Section shall be the sole property of and shall be paid to Lender. Borrower shall provide Lender with copies of all Real Property Taxes bills when each such Real Property Taxes bill is received and copies of all Insurance Premium bills when each such Insurance Premium bill is received; or otherwise give thirty (30) days’ prior written notice to Lender in each instance Real Property Taxes or Insurance Premium is due, specifying the Real Property Taxes and Insurance Premiums to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in this Section.

If for any reason the sums on deposit with Lender or escrow agent under this Section shall not be sufficient to pay any Real Property Taxes and Insurance Premiums no later than thirty (30) days before the last day on which the same may be paid without penalty or interest, then Borrower shall, within ten (10) days after demand by Lender, deposit sufficient sums so that Lender may pay such Real Property Taxes and Insurance Premiums in full, together with any penalty and interest thereon. Lender may reasonably change its estimate of Real Property Taxes and/or Insurance Premiums for any period, on the basis of a change in an assessment or tax rate, a change in the Insurance Premiums, or on the basis of a prior miscalculation or for any other reason, in which event Borrower shall deposit with Lender or escrow agent within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

If any Real Property Taxes shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Real Property Taxes shall also be a levy, charge,

assessment or imposition upon or for any other premises not covered by the lien of this Security Instrument, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Real Property Taxes and Borrower shall not have the right to apportion any deposit with respect to such Real Property Taxes.

Upon an assignment of this Security Instrument, Lender shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and Lender shall thereupon be completely released from all liability with respect to such deposit and Borrower or owner of the Security shall look solely to the assignee or transferee in reference thereto.

Upon the payment in full by Borrower of the entire Indebtedness, any sums then held by Lender under this Section shall be refunded to Borrower.

All amounts deposited shall be held by Lender as additional security for the sums secured by this Security Instrument, and Borrower hereby grants to Lender a security interest in such sums, and upon the occurrence of an Event of Default hereunder Lender may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Lender may elect.

6.        Change in Taxes.    In the event any tax shall be due or become due and payable to the United States of America, the State (as hereinafter defined) or any political subdivision thereof with respect to the execution and delivery or recordation of this Security Instrument or any other Loan Document or the interest of Lender in the Security, Borrower shall pay such tax at the time and in the manner required by applicable law and Borrower shall hold Lender harmless and shall indemnify Lender against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this Security Instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for federal, state, or local purposes, or the manner of collection of any Impositions or Real Property Taxes, so as to affect this Security Instrument or the Note secured hereby, then Borrower shall upon demand make such payments to Lender and take such other steps, as may be necessary in Lender’s reasonable judgment, to place Lender in the same financial position as it was prior to any such enactment, failing which, or if Borrower is not permitted by law to make such payments, the Indebtedness shall, at the option of Lender, immediately become due and payable.

7.        Insurance.    Borrower shall at all times until the Indebtedness shall be paid in full, keep the Security insured against loss or damage for its full replacement cost (which cost shall be reset once a year at Lender’s option) under policies of All Risk Replacement Cost Insurance, and otherwise upon the following terms and conditions:

(a)        Borrower shall further provide the following insurance in such amounts as shall be approved by Lender: Special Form property insurance that provides for one hundred percent (100%) Replacement Cost, flood insurance (if the Security is situated in an area which is considered a flood risk area by the federal government or any agency thereof); boiler and machinery insurance; earthquake and windstorm/hail insurance; rent loss insurance in an amount sufficient to cover the total of all Rents (as defined in the Assignment of Leases and Rents) accruing from the Security for a two (2) year period plus a 365 day Extended Period of Indemnity; worker’s compensation as required by law; commercial general liability insurance against claims brought anywhere in the world in a minimum amount of $1,000,000.00 per occurrence and $2,000,000.00 in the “aggregate per location basis” insuring against liability for bodily injury or property damage, and excess or umbrella liability of at least $25,000,000.00; a Demolition and Increased Cost of Construction endorsement; an Ordinance or Law Coverage Endorsement; environmental insurance as required by Lender; and such other appropriate insurance as Lender may require from time to time. All such insurance shall provide for a deductible of no more than $50,000.

(b)        Such insurance shall contain no exclusion for acts of terrorism (other than biological and nuclear terrorism) and shall include coverages, limits, deductibles and amounts relating to acts of terrorism acceptable to Lender in its sole discretion, including without limitation, (i) coverage for acts of domestic and international terrorism, and (ii) to the extent available at commercially reasonable rates, coverage whether or not a specific act is certified under the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended, as an act of terrorism by the U.S. Secretary of the Treasury.

(c)        During any period of construction or restoration, Borrower shall provide a policy or policies of builder’s “all risk” insurance in an amount not less than the full insurable value of the Security.

(d)        The insurance policies must include a waiver of subrogation in favor of Lender.

(e)        Borrower will assign and deliver to Lender the original policy or policies of all insurance required to be provided hereunder, or a certificate that affirmatively states that such certificate is evidence that the insurance identified in said certificate has been issued, is in force and conveys all the rights and privileges afforded under the applicable insurance policy or policies. Each policy or certificate of insurance provided by Borrower shall (i) be issued by a company or companies approved by Lender and rated not less than A/X in accordance with the latest “Best Insurance Guide”, (ii) name Lender as an additional insured, as evidenced by an Additional Insured – Mortgagee, Assignee, or Receiver endorsement, and as Mortgagee/Loss Payee under any mortgagee clauses, exactly as Lender is named in the Loan Documents, (iii) provide that all proceeds shall be payable to Lender, (iv) provide that it may not be cancelled or modified except upon thirty (30) days prior written notice to Lender (if an ACORD 25 or 28 form is given as evidence of liability coverage, the words “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives” must be stricken from the clause on the certificate(s)), (v) provide that no act or thing done by Borrower shall invalidate the policy as against Lender, (vi) be endorsed with standard noncontributory Lender clauses in favor of and in form acceptable to Lender, (vii) indicate the exact location of the Security, (viii) provide the Standard Mortgage Clause, and (ix) otherwise be in such form as shall be reasonably acceptable to Lender, so that at all times until the payment in full of the Indebtedness, Lender shall have and hold the policy and/or policies as further collateral for the payment of the Indebtedness. Borrower will provide Lender with evidence satisfactory to Lender of such insurance (in compliance with the terms of this Security Instrument) at least thirty (30) days prior to the expiration of any policy or policies of insurance. In no event shall the primary layer of any insurance required herein be provided by Fireman’s Fund Insurance Company, Allianz Global Corporate & Specialty or any other Affiliate of Lender.

(f)        If Borrower shall fail to obtain any such policy or policies required by Lender, or shall fail to assign and deliver the same to Lender, then Lender may obtain such insurance and pay the premium or premiums therefor, in which event Borrower shall, on demand of Lender, repay such premium or premiums to Lender and such repayment shall be secured by the lien of this Security Instrument. If Borrower fails to maintain the level of insurance required under this Security Instrument, then Borrower shall indemnify Lender to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

(g)        Borrower shall promptly provide to Lender copies of any and all notices (including notice of non-renewal), claims, and demands which Borrower receives from insurers of the Security.

(h)        Effective from and after any Event of Default, Borrower hereby assigns to Lender all rights of Borrower in and to any unearned premiums on any insurance policy required to be furnished by Borrower.

(i)        After the occurrence of a casualty to the Security, Borrower shall give prompt written notice thereof to Lender generally describing the nature and causes of such casualty and the extent of the damage or destruction to the Security, regardless of whether Borrower is required to have insurance coverage for such casualty.

8.        Insurance/Condemnation Proceeds.    Subject to the provisions of this Section and Sections 9, 10 and 11 hereof, Borrower hereby assigns to Lender all proceeds of any insurance or condemnation awards, which Borrower may be entitled to receive for any loss or damage to, or a taking of, the Security. Unless an Event of Default or Potential Event of Default exists and is continuing, Borrower shall be permitted to make proof of loss, to adjust, settle and compromise (i) any claim under insurance policies in connection with any fire or other casualty, or (ii) any proceeding for the condemnation of the Security, in each case to the extent the casualty loss or condemnation award, as applicable, is not reasonably anticipated by Borrower to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). With respect to any such casualty loss or condemnation award which Borrower reasonably anticipates to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Borrower hereby authorizes and empowers Lender, at Lender’s option and in Lender’s reasonable discretion as attorney-in-fact for Borrower, to make proof of loss, to adjust, settle and compromise (a) any claim under insurance policies in connection with any fire or other casualty, or (b) any proceeding for the condemnation of the Security. In the event of any loss or damage to, or a taking of, the Security, (i) in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), the proceeds of said insurance or condemnation award shall be payable to Lender alone and Borrower hereby authorizes and directs any affected insurance company or government agency to make payment of the insurance proceeds or condemnation awards directly to Lender, or (ii) in an amount which is equal to or less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Lender hereby authorizes and directs any affected insurance company or government agency to make payment of the insurance proceeds or condemnation awards directly to Borrower. Lender agrees to promptly execute and delver any additional authorization or direction required by the insurance company or government agency for the payment of such proceeds or award, and otherwise cooperate with Borrower in obtaining same, provided Lender is not required to pay any cost or incur any expense in connection therewith. In the event that any such insurance proceeds or condemnation awards are paid directly to Borrower or Lender, as applicable, in contravention of the provisions of this Security Instrument, Borrower or Lender, as applicable, shall deliver such proceeds or awards to the other party within five (5) days of Borrower’s or Lender’s receipt thereof, as applicable. No such loss or damage shall itself reduce the Indebtedness. With respect to any such casualty loss or condemnation award which Borrower reasonably anticipates to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Lender is authorized to collect and receive such proceeds or awards in the name of Lender and Borrower and to endorse Borrower’s name upon any check in payment thereof. Subject to the provisions of Sections 9, 10 and 11 hereof, such proceeds or awards disbursed to Lender shall be applied first toward reimbursement of all third-party, out-of-pocket costs and expenses of Lender in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion thereof, whether or not then due and payable, in whatever order Lender may elect, or Lender may, at its option, apply said insurance proceeds or condemnation awards in whole or in part toward restoration of the Security for which such insurance proceeds or condemnation awards shall have been paid to Lender.

In the event of foreclosure of this Security Instrument or other transfer of title to the Security and extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Borrower in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the insurance proceeds or Condemnation awards are actually received by Lender and applied to reduce the principal balance outstanding.

9.        Disposition of Condemnation or Insurance Proceeds.    If there exists an Event of Default or Potential Event of Default, Lender, in its absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or condemnation awards paid directly to Lender in accordance with Section 8 will be made available to Borrower for repair or restoration of the Security. So long as there exists no Event of Default or Potential Event of Default, Lender agrees to make any casualty insurance proceeds or condemnation awards received by Lender available to Borrower for repair or restoration of the Security provided that Borrower demonstrates to Lender (in Lender’s reasonable judgment) that such repair or restoration is feasible and the following conditions have been satisfied:

(a)        the loss does not occur in the twelve (12) month period preceding the stated maturity date of the Note and Lender’s independent consultant certifies that the Work (as defined below) can be completed at least one hundred eighty (180) days prior to the Maturity Date

(a)        insurance proceeds and additional funds deposited by Borrower with Lender prior to the commencement of any Work are adequate to complete the Work pursuant to plans and specifications reasonably approved by Lender;

(b)        disbursement procedures acceptable to Lender are in place, which procedures shall include provisions for the deposit of construction shortfalls, collection of lien waivers, issuance of title endorsements by a title insurance company, payment of Lender’s fees and expenses in disbursing, and coordination of the Work, and Borrower shall have reimbursed Lender for all of its out of pocket expenses in connection with such reconstruction and disbursement, including, without limitation, title insurance fees, inspection fees, attorneys’ fees (including costs of paralegals), and architect’s fees; and

(c)        Lender shall have received such consents and assurances from Governmental Authorities as may be required; and

(d)        The Debt Service Coverage Ratio (as hereinafter defined) is not less than 1.25 to 1.00 based on a twenty-five (25) year amortization schedule.

Lender may establish other reasonable conditions it deems necessary to assure the Work is fully completed in good and workerlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations.

If the conditions set forth in this Section 9 are not satisfied, then such proceeds shall, in Lender’s sole and absolute judgment, be either applied to reduce the Indebtedness in whatever order Lender may elect, or to payment of the restoration, repair, replacement or rebuilding of the Real Property that is damaged or destroyed in such manner as Lender may determine. So long as there exists no Event of Default or Potential Event of Default at the time of prepayment, any principal reduction from an early involuntary payment as a result of the application of Condemnation awards or insurance proceeds will not be subject to any Prepayment Fee (as defined in the Note) and the debt service payments shall be recalculated based upon the reduced Loan balance, the remaining amortization schedule and the Interest Rate (as defined in the Note). Any application of insurance proceeds or Condemnation proceeds shall not extend or postpone the due dates of the monthly installments of principal and/or interest payable under the Note or change the amount of such installments.

10.        Restoration Following Fire and Other Casualty or Condemnation.    In the event of damage to the Security by reason of fire or other hazard or casualty, Borrower shall give prompt written notice thereof to Lender and shall promptly proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the “Work”) to restore the Security to its condition prior to such damage, in full compliance with all legal requirements. In the event of a taking by power of eminent domain or conveyance in lieu thereof (each a “Condemnation”), Borrower shall give prompt written notice thereof to Lender and shall, if restoration is feasible as reasonably determined by Lender, promptly proceed with reasonable diligence to perform such restoration (also referred to as the “Work”). Before commencing any Work, Lender shall have approved (x) all plans and specifications for any proposed restoration or repair, (y) the construction schedule, and (z) the architect’s and general contractor’s contract for all restoration or repair that exceeds $250,000.00 in the aggregate.

Borrower shall not commence any of the Work until Borrower shall have complied with the above requirements, and thereafter Borrower shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to herein. At Lender’s option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender.

If the above conditions are not satisfied as to application of insurance proceeds, and in any event as to Condemnation awards, Lender shall apply the same, after first deducting therefrom Lender’s expenses incurred in collecting the same, including but not limited to attorneys’ fees (including costs of paralegals), to the reduction of the Indebtedness, without a Prepayment Fee, or to payment of the restoration, repair, replacement or rebuilding of the Real Property that is damaged or destroyed in such manner as Lender may determine. Any application of insurance proceeds or Condemnation proceeds shall not extend or postpone the due dates of the monthly installments of principal and/or interest payable under the Note or change the amount of such installments.

11.        Fire and Other Casualty; Self-Help.    If within one hundred twenty (120) days after the occurrence of any damage to the Security in excess of $250,000.00, Borrower shall not have submitted to Lender and received Lender’s approval of plans and specifications for the Work pursuant to Section 10, or shall not have obtained approval of such plans and specifications from all Governmental Authorities whose approval is required, or if, after such plans and specifications are approved by Lender and all such Governmental Authorities, Borrower shall fail to promptly commence the Work, or if thereafter Borrower fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work, then, in addition to all other rights herein set forth, and after giving Borrower twenty (20) days written notice of the nonfulfillment of one or more of the foregoing conditions (a “Notice of Nonfulfillment”), Lender or any lawfully appointed receiver of the Security may, at its respective option, perform or cause the Work to be performed, and may take such other steps as it deems advisable to perform the Work, and may enter upon the Security for any of the foregoing purposes, and Borrower hereby waives, for Borrower and all others holding under Borrower, any claim against Lender or such receiver arising out of anything done by Lender or such receiver pursuant to this Section, and Lender may apply insurance proceeds (without the need to fulfill the requirements of Section 10 hereof) to reimburse Lender, and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs shall be paid by Borrower to Lender upon demand, with interest at the Default Rate (as hereinafter defined), and such payment shall be secured by the lien of this Security Instrument.

12.        Rent Insurance Proceeds.    So long as (i) Borrower is proceeding diligently under the terms of Section 11 and Lender has not given Borrower a Notice of Nonfulfillment; and (ii) there exists no Event of Default or Potential Event of Default, then Lender shall each month pay to Borrower out of the rent insurance proceeds held by Lender a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the rental loss for the preceding month. Lender at its option may waive any of the foregoing conditions to the payment of rent insurance proceeds. If Borrower does not fulfill the foregoing conditions entitling Borrower to monthly disbursements of rent insurance proceeds, then such rent insurance proceeds may be applied by Lender, at Lender’s option, to the payment of the Indebtedness in whatever order Lender may elect.

13.        Repair; Alterations; Waste; Compliance with Law.    Borrower shall keep or cause to be kept all of the Security in good and substantial repair, and expressly agrees that it will neither permit nor commit any waste upon the Security nor do any other act or suffer or permit any act to be done, whereby the Security will become less valuable or the lien hereof may be impaired, and shall comply with all zoning laws, building codes, subdivision laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Security. Borrower shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Borrower agrees not to initiate or acquiesce in any zoning variance or reclassification, without Lender’s prior written consent. Borrower shall not construct any additional building or buildings or make any other improvements on the Land nor alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Lender.

Without limiting the generality of the foregoing, Borrower covenants that the Security, to the extent applicable, and any additions or alterations thereto, shall be maintained in compliance with the provisions of the Americans with Disabilities Act of 1990, including all regulations promulgated thereunder, as heretofore and hereinafter amended (the “ADA”). Furthermore, Borrower shall (a) keep Lender informed from time to time as to whether and how changed circumstances require Borrower to implement actions to ensure compliance with the ADA, and (b) comply with all terms and implement the recommendations of the Physical Needs Report certified to Lender by AEI Consultants dated December 4, 2012, last revised January 4, 2013.

If Borrower fails to observe any of the provisions of this Section, or suffers or permits any Event of Default to exist under this Section, Lender or a lawfully appointed receiver of the Security at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and Borrower hereby waives any claim against Lender and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Borrower shall upon demand repay to Lender and such receiver, with interest at the Default Rate, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Security Instrument.

Borrower hereby covenants to maintain as part of the Security, and at all times throughout the term of the Loan sufficient parking spaces in quantity, size, location, appearance and handicap designation(s), to comply with all applicable governmental and private laws and regulations, rules, regulations, ordinances, approvals and agreements, and all Leases.

14.        Environmental Indemnification.   Reference is made to that certain Environmental Indemnification Agreement of even date herewith executed by Borrower and for the benefit of Lender (the “Environmental Indemnification Agreement”). The terms and provisions of the

Environmental Indemnification Agreement are by this reference incorporated herein as though fully set forth herein.

15.        Independence of Security.    Borrower shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Security Instrument to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Borrower hereby assigns to Lender any and all rights to give consent for all or any portion of the Security or any interest therein to be so used. Similarly, no part of the Security shall rely on any premises not subject to the lien of this Security Instrument or any interest therein to fulfill any governmental or municipal requirement. Borrower shall not by act or omission change or impair the existing zoning of the Security or the integrity of the Real Property as a single zoning lot, and as one or more complete tax parcels, separate and apart from all other premises. Any act by Borrower which would result in a violation of any of the provisions of this Section shall be void.

16.        Restrictions on Transfer.    Borrower shall not transfer (directly or indirectly), sell or assign the Security or any interest in the Security, any interest in Borrower or any interest in an entity that owns or Controls Borrower. The holders of direct and indirect beneficial interests in Borrower (excluding any holders of indirect interests of Borrower which are publicly-held corporations and the shareholders of such corporations) shall not transfer (directly or indirectly), sell or assign all or any of such interests. Notwithstanding the foregoing, Lender will permit the one time assumption of the Loan and transfer of title to the Security, provided that (i) no Event of Default exists as of the transfer date; (ii) the successor in interest to Borrower is acceptable to Lender (in the exercise of its sole judgment) in all respects; (iii) the Security continues to be managed and leased under agreements complying with the terms of the Loan Documents; (iv) Lender confirms, in the exercise of its sole judgment, that following the proposed Security transfer and Loan assumption, the Security will generate (A) a loan to value ratio equal to not more than the lesser of (1) sixty-five percent (65%), and (2) the loan to value ratio in effect immediately preceding the proposed Security transfer and Loan assumption, and (B) a Debt Service Coverage Ratio (based on an assumed 25-year amortization schedule) equal to at least the greater of (1) 1.45 to 1.0, and (2) the Debt Service Coverage Ratio in effect immediately preceding the proposed Security transfer and Loan assumption; (iv) an assumption fee equal to one percent (1%) of the outstanding Loan balance, plus all reasonable third party costs and expenses incurred by Lender, are paid by Borrower in connection with the Loan assumption; and (v) assumption documentation in form required by Lender is executed. In connection with any such Loan assumption, Borrower and the transferee shall deliver any and all documentation, legal opinions and title insurance as may be reasonably required by Lender, in form and substance reasonably satisfactory to Lender. Upon such Loan assumption, Borrower will be released from liability under the Loan Documents, except for those matters occurring or arising prior to the date of the transfer and assumption.

Notwithstanding anything to the contrary in this Security Instrument, any transfer of shares in KBS Legacy Partners Apartment REIT, Inc. (or limited partner interests in KBS Legacy Partners Limited Partnership, a Delaware limited partnership, which are redeemable or convertible into shares in KBS Legacy Partners Apartment REIT, Inc.) shall be permitted without the consent of Lender and shall not require the payment of any fees to Lender, so long as after the completion of such transaction KBS Legacy Partners Apartment REIT, Inc. continues to be a U.S. Publicly-Traded Entity (as defined below) and provided that no modification or amendment shall be made to the charter or other organizational documents of KBS Legacy Partners Apartment REIT, Inc. that would have the effect of permitting any one person or entity to own more than 9.8% of the issued and outstanding shares of KBS Legacy Partners Apartment REIT, Inc. and no exemption to such restriction shall be granted by the board of directors unless Lender has granted its prior written approval of such modification, amendment, or exemption.

17.        No Other Liens; No Secondary or Mezzanine Financing.    (a) Borrower shall not consent, agree to, or permit, any mortgage, lien, or security interest upon or affecting the Security or any part thereof except as granted or permitted in this Security Instrument and any other lien or security interest granted to Lender. Borrower will promptly and timely pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Lender. The covenants of this Section shall survive any foreclosure and sale of the Security and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

(b)        Borrower shall not encumber the Real Property, the Land or the Improvements with any lien other than the lien of this Security Instrument. The holders of direct and indirect beneficial interests in Borrower (excluding shareholders of publicly held corporations holding indirect interests in the Borrower) shall not pledge or otherwise encumber all or any of such interests as security for any financings, to the extent the transfer of the underlying ownership interest is otherwise prohibited by this Security Instrument.

18.        Management.    During the term of the Loan, Borrower shall at all times retain a professional management company to operate and manage the Security. A written management agreement (the “Management Agreement”) shall be required and the management company and the form and substance of the Management Agreement shall be subject to Lender’s approval, which shall not be unreasonably withheld or delayed. No change in such management shall be made without the prior written approval of Lender (which shall not be unreasonably withheld or delayed), and any attempted change in management without such consent shall be void. Simultaneously herewith, Borrower, Lender and Lincoln Apartment Management Limited Partnership, a Delaware limited partnership, have executed a Collateral Assignment of Management Agreement that provides that such Management Agreement, any liens to which the manager may be entitled, and any right of the manager to receive payment, are subordinate to the lien of this Security Instrument. The Management Agreement, and any successor management agreement, must provide that such Management Agreement is terminable without cause upon thirty (30) days’ prior written notice. No Management Agreement, or any successor management agreement, may be modified or amended in any material manner without Lender’s prior written approval. Management fees shall not constitute a lien upon the Security and Lender shall have no liability for payment of such fees.

19.        Sidewalks, Municipal Charges.    Borrower will promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security, and Borrower will promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and if Borrower fails to do so, Lender may, upon five (5) days notice to Borrower, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Lender and all costs and expenses incurred in connection therewith (including, without limitation, attorneys’ fees), with interest thereon at the Default Rate, shall be a demand obligation of Borrower to Lender, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of this Security Instrument.

20.        Assignment of Leases and Rents.    Reference is made to that certain Assignment of Leases and Rents, executed by Borrower in favor of Lender, of even date and record herewith (the “Assignment of Leases and Rents”). To the extent not provided herein, the terms and provisions of the Assignment of Leases and Rents are by this reference incorporated herein as though fully set forth herein.

21.        Future Leases.    Borrower will not hereafter make any Major Lease (as defined in the Assignment of Leases and Rents) to any lessee, or amend, modify, terminate, renew or extend any Major Lease (other than a renewal, extension or expansion to which a lessee is entitled under the terms of an existing Major Lease or that is contained in a Lease that is subsequently approved by Lender, or that otherwise satisfies conditions set forth in Section 3.2(b) of the Assignment of Leases and Rents), affecting the Security unless Lender shall first consent in writing to the terms of the Major Lease and the form of the Major Lease, which consent shall not be unreasonably withheld.

All Leases must be subordinate to the lien of this Security Instrument unless Lender otherwise specifies. Each Lease must contain a provision that, upon notice to lessee by Lender, the Lease shall become superior, in whole or in part, to the lien of this Security Instrument. Without limiting the foregoing, Lender hereby reserves the right to (a) subordinate this Security Instrument to any Lease subsequently made by recording in the same jurisdictional records in which this Security Instrument is recorded, a declaration to that effect, executed by Lender, which declaration once so recorded shall be binding upon the lessee under such Lease and such lessee’s successors and assigns, or (b) to take such action as Lender may decide, including to make a foreclosure sale subject to any such Lease(s) in Lender’s sole discretion.

Borrower will furnish to Lender a fully executed true and complete copy of each Major Lease, amendment, modification, extension, termination, guaranty, or renewal of a Major Lease, hereafter made by Borrower, or made for the benefit of Borrower, with respect to space in the Security (whether approved or deemed approved by Lender) within ten (10) days after delivery of each such Major Lease, amendment, modification, extension, termination, guaranty, or renewal by the parties thereto. Borrower shall also furnish to Lender along with such copy of each Major Lease, an original estoppel addressed to Lender, in the form of the estoppel previously approved by Lender and in substance satisfactory to Lender, and executed by the lessee under the applicable Major Lease.

Borrower will from time to time upon demand of Lender, confirm in writing the assignment to Lender of any or all Leases of the Real Property, and such written confirmation shall be in such form as Lender shall require and as shall be necessary to make the same recordable.

Nothing in this Security Instrument shall be construed to obligate Lender, expressly or by implication, to perform any of the covenants of Borrower as lessor under any of the Leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

22.        Borrower’s Obligations as Lessor.    (a) Borrower shall, at Borrower’s cost and expense, promptly and fully perform each and every covenant, condition, promise and obligation on the part of Borrower to be performed pursuant to the terms contained in the Assignment of Leases and Rents.

23.        Leases; Foreclosure.    Any proceedings or other steps taken by Lender to foreclose this Security Instrument, or otherwise to protect the interests of Lender hereunder, shall not operate to terminate the rights of any present or future lessee of space in the Real Property, notwithstanding that said rights may be subject and subordinate to the lien of this Security Instrument, unless Lender specifically elects otherwise in the case of any particular lessee. The failure to make any such lessee a defendant in any such foreclosure proceeding and to foreclose such lessee’s rights will not be asserted by Borrower or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Lender to foreclose this Security Instrument or otherwise protect the interests of Lender hereunder.

24.        Events of Default.    Each of the following shall constitute an “Event of Default” hereunder and shall entitle Lender to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

(a)        Any payment of any installment of principal or interest due under the Note, or payment or deposit of any other sum due under the Note or under any of the other Loan Documents, is not received by Lender by 1:00 p.m. Eastern Time on or before the date when such payment was due, or any other payment of money or indebtedness as required by this Security Instrument or by any other Loan Document is not made when due and payable;

(b)        Payment of the entire outstanding principal balance of the Loan evidenced by the Note and the other Loan Documents, whether by prepayment, at the Maturity Date, by Acceleration of Maturity (as defined in the Note), or otherwise is not received by Lender by 2:00 p.m. Eastern Time on the applicable Business Day;

(c)        Any representation, warranty, or statement of Borrower, any member, manager or general partner in Borrower or any guarantor of all or part of the Loan contained herein or in any of the Loan Documents, including, without limitation, the Environmental Indemnification Agreement, or in any writing delivered to Lender on or before the execution and delivery of the Loan Documents proves to be untrue in any material respect as of the date when made;

(d)        Borrower, any member, manager or general partner in Borrower or any guarantor of all or part of the Loan shall (i) have an order for relief entered in a proceeding under the United States Bankruptcy Code (the “Bankruptcy Code”), whether such order shall result from a voluntary or involuntary petition, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) be unable to pay its debts as they mature;

(e)        A court shall enter an order, judgment or decree appointing, without the consent of Borrower, any member, manager or general partner of Borrower, or any guarantor of the Loan, a receiver or trustee for it or for any of the Security or approving a petition filed against Borrower, any member, manager or general partner of Borrower, or any guarantor of the Loan, which seeks relief under the Bankruptcy Code or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

(f)        Except as expressly provided in Sections 16 and 17, without the prior written consent of Lender, (i) the Security or any portion thereof, or interest therein, shall be mortgaged, encumbered, sold, assigned or otherwise transferred by Borrower or by operation of law or shall be subjected to any condominium form of ownership, or (ii) if Borrower is a limited liability company, partnership, limited partnership, joint venture, syndicate or other group, all or any portion of a direct or indirect beneficial interest in Borrower is sold, pledged, assigned or otherwise transferred, or (iii) if Borrower is a corporation, Borrower is liquidated or dissolved or its charter expires or is revoked, or (iv) if Borrower is a trust or trustee(s), there is any change in the identity of any of the trustee(s), there is any sale or other transfer of all or any portion of the beneficial interest under the trust, or if any Lender of the trust is an entity described in clause (ii) or clause (iii) of this subsection, there is any event with respect to such entity that is prohibited by said clauses (ii) and (iii), as applicable;

(g)        A default by Borrower occurs under any of the provisions of Section 57 of this Security Instrument, unless (i) such default is non-material, inadvertent and non-recurring, and (ii) Borrower promptly cures such default within thirty (30) days after Borrower becomes aware thereof;

(h)        An Event of Default occurs under the Environmental Indemnification Agreement or any other Loan Document;

(i)        Principal breaches the covenants in Sections 3.14 or 3.15 of the Limited Guaranty;

(j)        The insurance policies required under Section 7 hereof are not kept in full force and effect; or

(k)        The failure of Borrower or Principal or any guarantor of all or part of the Loan in the observance or performance of any other covenant, promise or agreement provided in this Security Instrument or in any other Loan Document not specified in subsections (a) through (j) above other than relating to the payment of indebtedness or money (a “Failure to Perform”), for thirty (30) days after the giving of notice by Lender to Borrower specifying the nature of the Failure to Perform; provided, however, that if the nature of such Failure to Perform is such that the same cannot be cured within such thirty (30) day period, such Failure to Perform shall not be deemed an Event of Default if Borrower shall within such period commence to cure that failure to perform and thereafter diligently prosecute the cure to completion, but in no event more than one hundred twenty (120) days in the aggregate. In such event, Lender may exercise any and all remedies to which it may be entitled, including without limitation, acceleration of the Indebtedness. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this subsection shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Security Instrument, and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Borrower to cure a default under such provision within the applicable cure period shall be an Event of Default under this Security Instrument.

25.        Remedies Upon an Event of Default.    Immediately upon the occurrence of any Event of Default, Lender shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Security Instrument or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Borrower, to do any or all of the following:

(a)        Declare without notice the entire unpaid amount of the Indebtedness immediately due and payable and, at Lender’s option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings in law or in equity that Lender deems necessary to enforce payment of the Indebtedness and performance of other obligations secured hereunder and to protect the lien of this Security Instrument.

(b)        Commence foreclosure proceedings against the Security, in a single parcel or in several parcels, through judicial proceedings, by advertisement or as otherwise provided by law, at the option of Lender, pursuant to the statutes in such case made and provided, and to sell the Security or to cause the same to be sold at public sale, and to convey the same to the purchaser, in accordance with said statutes in a single parcel or in several parcels at the option of Lender.

(c)        Proceed against the Personal Property in accordance with Lender’s rights and remedies with respect to the Personal Property, including the right to sell the Personal Property together with the Real Property, separately and without regard to the remainder of the Security in accordance with Lender’s rights and remedies provided by the State Uniform Commercial Code as well as other rights and remedies available at law or in equity.

(d)        Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

(e)        Procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders of the Loan or the Security at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Lender regarding the Security.

(f)        Either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to take possession of and to operate the Security, Borrower hereby waiving any right Borrower might have to object to or oppose any such possession and, whether or not Lender has taken possession of the Security, to collect and apply the Rents, including those past due and unpaid, after payment of all necessary charges and expenses, in reduction of the Indebtedness. The receiver shall have all of the rights and powers permitted under the laws of the State. Except for damage caused by Lender’s willful misconduct, Borrower hereby waives any claim Borrower may have against Lender for mismanagement of the Security during Lender’s operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

To the extent not prohibited by applicable law, the collection and/or receipt of income, rents, issues, profits and/or proceeds from the Security by Lender, its agent or receiver, after declaration of default and election to cause the Security to be sold under and pursuant to the terms of this Security Instrument, shall not affect or impair such default or declaration of default or election to cause the Security to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, rents, issues, profits and/or proceeds. Any such income, rents, issues, profits and/or proceeds in the possession of Lender, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale. Borrower will pay to Lender upon demand all expenses, including receiver’s fees, reasonable attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this subparagraph, and any such amounts paid to Lender shall be added to the Indebtedness and shall be secured by this Security Instrument.

(g)        Lender may, at its option, without waiving any Event of Default, pay, perform or observe any defaulted term, covenant or condition contained herein or in any other Loan Document, or in any Lease, or in the Management Agreement, and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Lender with interest thereon at the Default Rate. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Lender is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower.

(h)        Apply against the Indebtedness in such order as Lender shall determine any funds held for the benefit of Borrower in escrow by Lender or by any third-party escrow agent under any of the Loan Documents, including without limitation any funds held under the escrows established by Section 5 of this Security Instrument.

(i)        Upon any foreclosure sale, Lender may bid for and purchase the Security and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Security by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with this Security Instrument shall be applied in the order following to: (1) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Security Instrument, including attorneys’ fees, or such attorneys’ fees as are permitted by law; (2) all sums expended or incurred by Lender directly or indirectly in carrying out the terms, covenants and agreements of the Note or notes evidencing the Indebtedness, of this Security Instrument and any other Loan Documents, together with interest thereon as therein provided; (3) all late payment charges, prepayment fees, advances and other amounts due under any of the Loan Documents; (4) all accrued and unpaid interest upon the Indebtedness; (5) the unpaid principal amount of the Indebtedness; and (6) the surplus, if any, to the person or persons legally entitled thereto.

Borrower will pay to Lender upon demand all costs and expenses incurred by Lender, in the exercise of Lender’s rights and remedies under this Security Instrument and the other Loan Documents for collection of the Indebtedness, foreclosure on the Security or otherwise, including, without limitation, title insurance fees and premiums, environmental consultant’s charges and appraisal, engineering and inspection fees, receiver fees and costs, agent’s compensation, auctioneer fees and foreclosure sale advertising costs, any deed excise tax stamps required to be affixed to the foreclosure deed and court filing fees, together with attorneys’ fees and costs which shall include without limitation all attorneys’ fees and costs incurred in connection with (A) the exercise of Lender’s rights and remedies as aforesaid, (B) any negotiations, other services and advice rendered regarding restructuring of the Indebtedness prior to any foreclosure sale, whether or not any such restructuring is actually accomplished, and (C) any petition filed by or against Borrower under the Bankruptcy Code. Any such amounts incurred by Lender, shall be secured hereby and shall be immediately repaid by Borrower to Lender upon demand with interest thereon at the Default Rate.

Borrower hereby waives any right Borrower may have to interfere with any foreclosure auction sale held upon the Security and agrees that after such sale, Borrower will have no right to possess or remain upon the Security, Borrower acknowledging Borrower’s status as a trespasser in such circumstances.

In the event of any acceleration of the Indebtedness pursuant to the first paragraph of this Section, Borrower shall pay to Lender together with the principal indebtedness and interest thereon an amount equal to the Prepayment Fee provided for in the Note and such fee shall be included as part of the Indebtedness.

Lender shall not be under any obligation to make any of the payments or do any of the acts referred to in this Section, and any of the actions referred to in this Section may be taken by Lender irrespective of whether any notice of default or election to sell has been given hereunder (except to the extent that such notice is required by applicable law and any applicable waivers set forth herein are deemed ineffective) and without regard to the adequacy of the Security for the Indebtedness.

Failure to exercise any option to accelerate upon an Event of Default or other circumstance permitting the exercise of such option, shall not constitute a waiver the Event of Default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option in the event of any other Event of Default or circumstance specified above.

26.        Default Rate.  In addition to any late payment charge which may be due under this Security Instrument or any other Loan Document (but without duplication thereof), if an Event of Default shall have occurred and be continuing, Borrower shall pay interest on all sums due hereunder or thereunder at the Default Rate (as defined in the Note).

27.        Late Charge.  In the event any sums due under the Note, this Security Instrument, or any other Loan Document (other than the outstanding Principal Indebtedness (as defined in the Note) due upon acceleration or upon the Maturity Date (as defined in the Note), as the case may be), are not paid by Borrower when due, without regard to any cure or grace period (each such unpaid amount, a “Delinquent Payment”), Borrower shall pay to Lender a late charge equal to the lesser of five percent (5%) of the Delinquent Payment or the maximum amount allowed by law (“Late Charge”). Borrower agrees that each Late Charge is a reasonable estimate of, and a fair average compensation for, the loss that will be sustained by Lender due to the failure of Borrower to make timely payments, and such amount shall be secured hereby; provided, however, such Late Charge shall not be charged on the full principal balance of the Note if not paid on the Maturity Date. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare an Event of Default under this Security Instrument or any other Loan Document (including, without limitation, Late Charges with respect to any subsequent Delinquent Payments).

28.        Waiver of Statutory Rights.    Borrower agrees, to the fullest extent permitted by law, that upon an Event of Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Instrument, or the sale of the Security, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the fullest extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Security Instrument marshaled upon any foreclosure or sale under the power granted herein.

29.        Security Interest.  (a)  This Security Instrument shall cover, and the Security shall include, all property now or hereafter affixed or attached to or incorporate upon the Real Property, which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the Real Property. This Security Instrument, as to the Personal Property, Rents, and any other portion of the Security in which a security interest can be perfected under the State Uniform Commercial Code (the “Collateral”), shall also constitute a security agreement, and Borrower, as debtor, hereby grants to Lender, as secured party, a security interest in the Collateral, and all proceeds thereof and all proceeds of proceeds thereof, for the purpose of securing the Indebtedness (the “Security Interest”). Borrower agrees, upon request of Lender, to furnish an inventory of the Collateral owned by Borrower and subject to this Security Instrument and, upon request by Lender, to execute any supplements to this Security Instrument, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of the Collateral or otherwise to perfect the security interest granted hereby.

Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto. Borrower warrants and agrees that there is no financing statement covering the Collateral, or any part thereof, on file in any public office and agrees that all or such portion of the Collateral now or hereafter subject to this Security Instrument is, and shall be kept (except with the prior written consent of Lender) free from any other lien, security interest or encumbrance. Upon any Event of Default, Lender shall have all of the rights and remedies of a secured party provided in said State Uniform Commercial Code or otherwise provided by law or by this Security Instrument, including but not limited to the right to require Borrower to assemble such Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, the right to take possession of such Collateral with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Lender sends such notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Collateral may be applied by Lender first to the expenses in connection therewith, including attorneys’ fees and legal expenses incurred, and then to payment of the Indebtedness in such order and amounts as Lender shall elect. With respect to any Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State, this Security Instrument shall also constitute a financing statement and a fixture filing under the State Uniform Commercial Code.

(b)        The Security Interest, at all times, shall be prior to any other interests in the Collateral, except any lien or security interest granted in connection with any Permitted Encumbrances. Borrower shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Lender to establish, maintain and continue the perfected Security Interest. Borrower, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the Security Interest.

(c)        Borrower shall keep and maintain the Personal Property in good condition and repair, and shall promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair. Borrower shall keep the Personal Property, including any replacements, free of all security interests or other encumbrances, except the Security Interest and any security interests and encumbrances granted in connection with any Permitted Encumbrances. Although proceeds of the Personal Property are covered hereby, this shall not be construed to mean that Lender consents to any sale of the Personal Property.

(d)        Borrower hereby warrants, covenants and agrees that: (i) the Personal Property is or will be used primarily for business (other than farm) purposes; (ii) the Personal Property will be kept at the Real Property; and (iii) Borrower’s records concerning the Personal Property will be kept at Borrower’s address as set forth in the beginning of this Security Instrument.

(e)        Borrower represents and warrants that: (i) the name of Borrower set forth in the beginning of this Security Instrument is the true, correct and complete legal name of Borrower, (ii) Borrower’s place of organization is correctly set forth at the beginning of this Security Instrument, and (iii) the address of Borrower’s chief executive office, or residence if Borrower is an individual without an office, is accurately set forth at the beginning of this Security Instrument. The mailing address of Borrower, as debtor, is set forth at the beginning of this Security Instrument and the address of Lender, as secured party, from which information concerning the Security Interest may be obtained is the address of Lender set forth at the beginning of this Security Instrument.

(f)        Borrower shall give Lender immediate written notice of any change in the name, identity or structure of Borrower and any change in the location of: (i) Borrower’s place of organization; (ii) Borrower’s chief executive office (or residence if Borrower is an individual without an office); (iii) the Collateral or any part thereof; or (iv) Borrower’s records concerning the Collateral.

(g)        All covenants and warranties of Borrower contained in this Security Instrument shall apply to the Collateral whether or not expressly referred to in this Section. The covenants and warranties of Borrower contained in this Section are in addition to, and not in limitation of, those contained in the other provisions of this Security Instrument.

(h)        Upon its recording in the real property records, this Security Instrument shall be effective as a financing statement filed as a fixture filing. In addition, a carbon, photographic or other reproduced copy of this Security Instrument and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

(i)        Upon any Event of Default, Lender shall have all of the rights and remedies provided in the State Uniform Commercial Code or otherwise provided by law or by this Security Instrument, including, but not limited to, the right to require Borrower to assemble such Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, the right to take possession of such Collateral with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Lender sends such notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Collateral may be applied by Lender first to the reasonable expenses in connection therewith, including attorneys’ fees and legal expenses incurred, and then to payment of the Indebtedness.

30.        Right of Entry.  Lender and Lender’s representatives may at all times and without notice to Borrower enter upon the Security and inspect the same, or cause it to be inspected by agents, employees, or independent contractors of Lender, and show the same to others, but Lender shall not be obligated to make any such entry or inspection.

31.        Estoppel Certificate.  Borrower, within fifteen (15) days after written request from Lender, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Within five (5) days after Lender’s request, Borrower shall exercise any right it may have to request an estoppel certificate for any or all of the Leases within five (5) days following Lender’s request.

32.        Financial Statements.  Throughout the term of the Loan, Borrower shall provide Lender with the following financial statements and information, all of which shall be in both hardcopy and electronic format, prepared in accordance with generally accepted accounting principles in the United States of America as of the date of the applicable financial report and certified by an officer of Borrower or Principal (unless provided otherwise):

(a)        a rent roll in substantially the same format as the one delivered to Lender of even date herewith (hereinafter referred to as the “Rent Roll”), operating statements and leasing summaries, delivered within ninety (90) days after the end of each fiscal/calendar quarter;

(b)        quarterly financial statements of Borrower and Principal, including a balance sheet and a statement of revenues and expenses of Principal, within ninety (90) days after the end of each fiscal/calendar year;

(c)        annual balance sheets and operating statements for the Real Property certified by an officer of Borrower or Principal, within ninety (90) days after the end of each fiscal/calendar year, along with a detailed budget for the Real Property for the then current year;

(d)        annual capital expenditure summaries for the Real Property, within ninety (90) days after the end of each fiscal/calendar year;

(e)        quarterly financial statements of Principal, including a balance sheet and a statement of revenues and expenses of Principal, within thirty (30) days after the end of each calendar quarter; and

(f)        such other financial information as Lender may reasonably request.

In the event the Debt Service Coverage Ratio falls below 1.25 to 1.0, Borrower shall provide Lender within twenty (20) days after the end of each calendar quarter: (i) a current Rent Roll; (ii) quarterly balance sheets for the Real Property certified by an officer of Borrower or Principal, along with a detailed budget for the Real Property for the then current quarter, (iii) a balance sheet and year-to-date operating statements for the Real Property certified by an officer of Borrower or Principal, and (iv) financial statements of Borrower and Principal. Upon the occurrence of an Event of Default, Borrower shall provide the financial information required in sections (i) through (iv) herein on a monthly basis. Borrower also agrees to cooperate with Lender and Lender’s loan servicer in providing information and access to the Real Property in connection with an annual inspection of the Real Property, or such other inspections as Lender may reasonably require.

If Borrower omits to prepare and deliver promptly any report or statement required by this Section, Lender may elect, in addition to exercising any remedy for an Event of Default as provided for in this Security Instrument, to make an audit of all books and records of Borrower and its principals, including without limitation their bank accounts, which in any way pertain to the Security, and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statements shall be prepared by an independent certified public accountant to be selected by Lender. Borrower shall pay all expenses of the audit and other services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate set forth herein.

Borrower acknowledges that Lender may sell, transfer or assign the Loan, or any interest therein (whether by sale of the whole loan, the issuance of participation certificates in private unrated transactions, or in connection with a securitization of the Loan individually or as part of a pool of loans in a public or private rated transaction, or otherwise). In connection therewith, Borrower agrees that Lender shall be entitled to disclose, as Lender may deem necessary or desirable, to any and all investors, purchasers, transferees, servicers, participants, rating agencies or organizations maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender has or may hereafter acquire relating to the Loan, the Security, Borrower, or any guarantor or indemnitor, whether furnished by Borrower, or by any guarantor or indemnitor.

As used herein, “Debt Service Coverage Ratio” is defined as the ratio, as determined by Lender, of (a) Net Operating Income from the Real Property for the applicable period of time to (b) Total Annual Debt Service.

As used herein, “Net Operating Income” is defined as annualized gross income from operations of the Real Property using actual Leases for tenants in occupancy and paying rent based upon the current scheduled monthly base rental actually collected (net of tenant concessions and any tenant reimbursements except those which pertain to normal operating expenses), subtracting therefrom all actual and accrued operating expenses applicable to the Real Property for the trailing twelve (12) month period, including but not limited to, utilities, administrative, cleaning, landscaping and security expenses, repairs and maintenance, ground rent payments, management fees (including market fees for any management or other services provided by Affiliates of Borrower), real estate and other taxes, assessments, insurance and an annual reserve of $250 per unit, but excluding therefrom deductions for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures and other similar noncash items. Gross income shall not be anticipated for any greater time period than that consistent with income tax accounting principles nor shall ordinary operating expenses be prepaid. Documentation of Net Operating Income shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender.

As used herein, “Total Annual Debt Service” shall mean the sum of the aggregate debt service payments (including principal and interest) on the Loan for the applicable time period, provided that amortization shall be imputed whether or not amortization has commenced as provided in the Note.

33.        Rights Cumulative.    Each right and remedy of Lender under this Security Instrument, the Note and any other Loan Documents, shall be in addition to every other right and remedy of Lender and such rights and remedies may be enforced separately or in any combination.

34.        Subrogation.    To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Lender at Borrower’s request, Lender shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Lender and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Lender is subrogated hereunder.

35.        No Waiver.    Any failure by Lender to insist upon the strict performance by Borrower of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions hereof to be performed by Borrower.

36.        Mortgage Extension.    The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes or other notes in substitution for the Note taken by Lender, shall not affect the lien hereof or the liability of Borrower or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Lender.

37.        Indemnification.    Borrower shall indemnify and hold Lender harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including attorneys’ fees) which Lender may incur by reason of this Security Instrument or with regard to the Security prior to the exercise of any remedies under this Security Instrument. Borrower shall defend Lender against any claim or litigation involving Lender for the same, and should Lender incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Borrower shall reimburse Lender upon demand. Any amount owed Lender under this provision shall bear interest at the Default Rate as set forth herein and shall be secured hereby.

38.        Nonrecourse.    The nonrecourse provisions applicable to the Borrower set forth in Section 16 of the Note are by this reference incorporated herein as though fully set forth herein and are applicable to Borrower.

39.        Attorneys’ Fees; Costs.    Any reference to “attorney fees”, “attorneys’ fees”, or “attorney’s fees” in this Security Instrument includes but is not limited to both the fees, charges and costs incurred by Lender through Lender’s retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Lender’s in-house counsel. Any reference to “attorney fees”, “attorneys’ fees”, or “attorney’s fees”, shall also include but not be limited to all costs, fees and expenses incurred by Lender, its agents or counsel in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of this Security Instrument, the sale of the Security, all taxes or other charges or impositions by any Governmental Authority, and the defense of actions arising hereunder and the collection, protection or setoff of any claim Lender may have in a proceeding under the Bankruptcy Code. Attorneys’ fees provided for hereunder shall accrue whether or not Lender has provided any notice of default or of an intention to exercise its remedies for any such default.

40.        Administrative Fees.    Lender shall have the right to charge administrative fees during the term of the Loan as Lender may determine, in its sole reasonable discretion, in connection with any servicing requests made by Borrower requiring Lender’s evaluation, preparation and processing of any such requests. Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, tenant estoppels and SNDAs on standard forms approved by Lender without material modifications. Such administrative fees shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents (including, without limitation, requests for transfers or assignments; requests for partial releases; and requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including, without limitation, requests for the approval of tenant leases, tenant estoppels and SNDAs which contain material differences from Lender’s standard forms, and approvals for transfers or assignments or partial releases requiring the review of substantial materials by Lender). Lender shall also be entitled to reimbursement for professional fees it incurs for such administration, including, without limitation, those of architects, engineers and attorneys (whether (i) employed by Lender or its Affiliates or (ii) engaged by Lender or its Affiliates as independent contractors).

41.        Protection of Security; Costs and Expenses.    Borrower shall appear in and defend any action or proceeding purporting to affect the Security or the rights or powers of Lender, and shall pay all costs and expenses including, without limitation, cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Lender may appear, and in any suit brought by Lender to foreclose this Security Instrument or to enforce or establish any other rights or remedies of Lender hereunder. If Borrower fails to perform any of the covenants or agreements contained in this Security Instrument, or if any action or proceeding is commenced which affects Lender’s interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, or relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Lender may, but without obligation to do so and without notice to or demand upon Borrower and without releasing Borrower from any obligation hereunder, make such appearances, disburse such sums and take such action as Lender deems necessary or appropriate to protect Lender’s interest, including, but not limited to, disbursement of attorneys’ fees, entry upon the Security to make repairs or take other action to protect the Security, and the payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Lender appears to be prior or superior hereto. Borrower further agrees to pay all expenses of Lender (including, without limitation, fees and disbursements of counsel) incident to the protection of the rights of Lender hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Borrower, or otherwise. Any amounts disbursed by Lender pursuant to this Section shall be additional indebtedness of Borrower secured by the Loan Documents as of the date of disbursement and shall bear interest at the Default Rate. All such amounts shall be payable by Borrower immediately without demand. Nothing contained in this Section shall be construed to require Lender to incur any expense, make any appearance, or take any other action.

42.        Notices.  Any notice, demand, request, statement, consent or other communication (“Notice”) made hereunder or pursuant to any other Loan Document shall be in writing, signed by the party giving such Notice, and shall be deemed to have been properly given when (i) delivered personally or such personal delivery is refused or (ii) delivered to a reputable overnight delivery service providing a receipt, at the address set forth below, or at such other address within the continental United States of America as may have theretofore have been designated in writing. The effective date of any Notice given as aforesaid shall be, respectively, (i) the date of personal service or (ii) upon receipt thereof or upon one (1) Business Day after delivery to such overnight delivery service of such delivery was rejected or was unable to be delivered because of a change of address for which no notice was provided, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Lender:	Fireman’s Fund Insurance Company
c/o Allianz of America, Inc.
55 Green Farms Road
P.O. Box 5160
Westport, Connecticut 06881-5160
Attn: Real Estate Department

Allianz Global Risks US Insurance Company
c/o Allianz of America, Inc.
55 Green Farms Road, P.O. Box 5160
Westport, Connecticut 06881-5160
Attn: Real Estate Department

with a copy to:	Kelley Drye & Warren LLP
200 Kimball Drive
Parsippany, New Jersey 07054
Attn: Paul A. Keenan, Esq.

If to Borrower:	KBS Legacy Partners Watertower LLC
c/o Legacy Partners Residential, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404
Attn: Dean Henry/Guy Hays

with a copy to:	Schultz & Wright, LLP
545 Middlefield Road, Suite 160
Menlo Park, California 94025
Attn: Steven Schultz, Esq.

43.        Reconveyance.    Upon the payment in full of all sums secured by this Security Instrument and the performance of all other monetary and nonmonetary obligations of Borrower hereunder under the other Loan Documents, Lender shall release of record the Security from the lien hereof and shall surrender this Security Instrument and all notes evidencing indebtedness secured by this Security Instrument to Borrower. Borrower shall pay all costs of recordation, if any.

44.        Applicable Law.    The provisions hereof shall be governed by and construed in accordance with the laws of the State.

45.        Invalidity.    If any provision of this Security Instrument shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Security Instrument, except that if such provision relates to the payment of a monetary sum, then Lender may, at its option, declare the Indebtedness due and payable upon sixty (60) days prior written notice to Borrower and, provided there exists no Event of Default hereunder, without prepayment fee or premium.

46.        Captions; Counterparts.    The captions in this Security Instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof. This Security Instrument and all of the Loan Documents may be signed in any number of counterparts, each of which may be signed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument.

47.        Modifications.    This Security Instrument may not be changed or terminated except in writing by Borrower and Lender. The provisions of this Security Instrument shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

48.        Bind and Inure.    The provisions of this Security Instrument shall be binding on Borrower and its successors and assigns, and any subsequent owners of the Security. The covenants of Borrower herein shall run with the land, and this Security Instrument and all of the covenants herein contained shall inure to the benefit of Lender, its Affiliates, nominees, subsidiaries, investors, participants, successors and assigns.

49.        Replacement of Note.    Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Security Instrument to the Note shall be deemed to refer to such replacement note.

50.        Time of the Essence.    Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Security Instrument, the Note, any other Loan Document and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

51.        ERISA.    Borrower hereby represents to Lender that (a) neither Borrower nor any entity that holds a direct or indirect interest in Borrower (a “Constituent Entity”) is or shall be (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) regardless of whether such plan is actually subject to ERISA, (ii) a plan to which Internal Revenue Code Section 4975 applies, or (iii) an entity the underlying assets of which include ERISA “plan assets” by reason of a plan’s investment in the entity (e.g., insurance company general or separate account; bank commingled fund); (b) transactions by or with Borrower are not and will not be subject to any legal requirements regulating investments of and fiduciary obligations with respect to an employee benefit plan (within the meaning of Section 3(3) of ERISA), regardless of whether such plan is actually subject to ERISA; and (c) any liability or obligation that Borrower (or any Constituent Entity) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA regardless of whether such plan is actually subject to ERISA has been and shall continue to be satisfied in full

52.        Business Day.    The term “Business Day” as used in this Security Instrument shall mean any calendar day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

53.        Waiver of Hearing on Foreclosure.    To the extent permitted by law, Borrower hereby waives all rights to a hearing prior to a sale in connection with any foreclosure of this Security Instrument by advertisement.

54.        Certain Legal Proceedings.    Should Lender, become a party to any action to enjoin foreclosure, or other legal proceedings instituted by Borrower, or by any third party, or should Borrower institute or be subject to any bankruptcy, reorganization, receivership or other proceeding in relation to creditors, then all attorneys’ fees and costs incurred by Lender, in any of those proceedings, shall be secured by this Security Instrument and shall be paid by Borrower, upon demand, and if not paid, shall be recovered from the Security.

55.        Anti-Terrorism and Anti-Money Laundering Compliance.    Borrower represents and warrants to Lender, as of the date hereof and at all times until the Indebtedness shall be paid in full, after making due inquiry, that:

(a)        none of the Borrower, Principal or any guarantor, or any of their respective Affiliates (as hereinafter defined) or any person or entity who owns a direct or indirect interest in Borrower or Principal (except to the extent that such person’s interest in the Borrower or Principal is through a U.S. Publicly-Traded Entity, as hereinafter defined):

(i)        is or will be in violation of any Anti-Terrorism Law (as hereinafter defined) or Anti-Money Laundering Law (as hereinafter defined), or

(ii)        is or will be a Prohibited Person (as hereinafter defined), or

(iii)        has been convicted of, or charged with, or has reason to believe that they are under investigation for, any violation of any Anti-Terrorism Law or Anti-Money Laundering Law or drug trafficking law, or

(iv)        has been assessed civil penalties or had any of its funds seized or forfeited under any Anti-Terrorism Law or Anti-Money Laundering Law or drug trafficking law, or

(v)        is or will knowingly conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, or

(vi)        is or will knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as hereinafter defined), or

(vii)        is or will engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Money Laundering Law;

(b)        it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking;

(c)        it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of an interest in Borrower, to ensure that funds invested by such holders in Borrower are derived from legal sources;

(d)        it requires, and has taken reasonable measures to ensure compliance with the requirement that no Principal, or any of their respective Affiliates, or any person or entity who owns or controls a direct or indirect interest in Borrower is or shall be a Prohibited Person;

(e)        all payments by Borrower to Lender or from Lender to Borrower will only be made and received in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time; and

(f)        neither the Loan, nor Borrower’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Borrower covenants and agrees to deliver to Lender, upon Lender’s request at any time until the Indebtedness shall be paid in full, a certification confirming compliance with this Section or such information as Lender reasonably determines to be necessary or appropriate to comply with any Anti-Money Laundering Law or Anti-Terrorism Law, or to respond to requests for information concerning the identity of Borrower, any Principal, or any of their respective Affiliates or any person or entity who owns a direct or indirect interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism compliance procedures, or to update such information.

The representations and warranties set forth in this Section shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under any of the Loan Documents or receives any disbursement of Loan proceeds, reserve funds or other funds from Lender.

Borrower agrees promptly to notify Lender in writing in the event that Borrower has reason to believe that any of the warranties and representations in this Section are no longer correct.

“Affiliate” means a person or an entity that Controls, is Controlled by, or is Under Common Control With the person or entity with respect to which the determination is to be made. The terms “Control”, “Controls”, “Controlled by”, “under Common Control with” mean the direct or indirect power to direct or cause the direction of the management and policies of the company, partnership, limited liability company or trust with respect to which the determination is to be made, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Money Laundering Laws” are any laws related to money laundering including the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957.

“Anti-Terrorism Law” is any law related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them.

“Executive Order 13224” is defined as Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and the Annex thereto, as the same may be from time to time supplemented or amended or any related enabling legislation or any other similar Executive Orders.

“Prohibited Person” is defined as:

(i)	a person or entity subject to the provisions of Executive Order 13224; or

(ii)	a person or entity owned or Controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224; or

(iii)	a person or entity with whom Borrower or any lender is prohibited from dealing by any of the Anti-Terrorism Laws; or

(iv)	a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224; or

(v)

a person or entity that is named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation; or

(vi)	a person included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or

(vii)	a person or entity who is an Affiliate of any person or entity described in clauses (i) through (vi) of this paragraph.

“USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, H.R. 3162, Public Law 107-56, as modified and reauthorized by the USA Patriot Improvement and Reauthorization Act of 2005, H.R. 3199, Public Law 109-177 and the USA Patriot Act Additional Reauthorizing Amendments Act of 2006, S.2271, Public Law 109-178, as the same may be amended from time to time.

“U.S. Publicly-Traded Entity” means a business entity whose outstanding voting shares or beneficial interests are registered under Sections 12(b) or 12(g) of The Securities Exchange Act of 1934, as amended.

56.        Waiver of Trial by Jury.    Lender and Borrower each hereby waive their right to a trial by jury as to any matter arising out of or concerning the subject matter of this Security Instrument.

57.        Single Purpose Entity.    Borrower represents that it has not, and covenants and agrees that it shall not:

(a)        engage in any business or activity other than the acquisition, ownership, operation and maintenance of the Security, and activities incidental thereto;

(b)        acquire or own any material asset other than (i) the Security, and (ii) such incidental Personal Property as may be necessary for the operation of the Security;

(c)        merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent, except as otherwise permitted under Section 16 of this Security Instrument;

(d)        fail to observe it organizational formalities or preserve its existence as an entity duly organized and validly existing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Security is located, or without the prior written consent of Lender, materially amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents in a manner which would adversely affect Borrower’s existence as a single purpose entity;

(e)        own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Lender;

(f)        commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other person or entity or transfer any assets to any such person or entity other than distributions on account of equity interests in the Borrower permitted hereunder and properly accounted for;

(g)        incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, except for trade payables in the ordinary course of its business of owning and operating the Security, provided that such debt is not evidenced by a note and is paid when due, provided however, Borrower may accept unsecured loans from its members, principals and affiliates of Borrower on the condition that in the event of a bankruptcy or similar proceeding involving Borrower, such members, principals and affiliates making such loans (i) will treat the unpaid balance of such loans as equity in Borrower and not as a debt to such members, principals and affiliates and (ii) such members, principals and affiliates will not assert any claim as a creditor of Borrower with respect to such loans;

(h)       allow any person or entity to pay its debts and liabilities (except a guarantor of all or a portion of the Indebtedness, a “Guarantor”) or fail to pay its debts and liabilities solely from its own assets; provided Borrower may enter into intercompany debt with Borrower’s members, principals and affiliates for capital expenditures and other expenses outside of the ordinary course of business, provided such debt is expressly subordinate to the Loan and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties on the condition that in the event of a bankruptcy or similar proceeding involving Borrower, such members, principals and affiliates making such loans (i) will treat the unpaid balance of such loans as equity in Borrower and not as a debt to such members, principals and affiliates and (ii) such members, principals and affiliates will not assert any claim as a creditor of Borrower with respect to such loans;

(i)        fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and Affiliates of Borrower, the Affiliates of a shareholder, partner or member of Borrower, and any other person or entity or fail to prepare and maintain its own financial statements, or if such financial statements are consolidated fail to cause such financial statements to contain footnotes disclosing that the Security is actually owned by the Borrower;

(j)        enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower, any Guarantor, or any shareholder, partner, member, principal or Affiliate thereof, unless such contract or agreement is expressly subordinate to the Loan and is upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or Affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or Affiliate thereof;

(k)       seek dissolution or winding up, in whole or in part, of Borrower;

(l)        fail to correct any known misunderstandings regarding the separate identity of Borrower;

(m)      guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another entity or person or pledge its assets for the benefit of any other person or entity, other than with respect to the Loan evidenced by the Note;

(n)       make any loans or advances to any third party, including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof;

(o)       fail to file its own tax returns, or file a consolidated federal income tax return with any other entity, except to the extent that Borrower is treated as a “disregarded entity” for federal tax purposes and is not required to file a federal income tax return under applicable law, and pays any taxes required under applicable law;

(p)        fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not to (i) mislead others as to the identity with which such other party is transacting business, or (ii) suggest that Borrower is responsible for the debts of any third party (including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof);

(q)        fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, any Guarantor) any overhead for common employees (if any), shared office space or other overhead and administrative expenses;

(r)        allow any person or entity to pay the salaries of its own employees (if any) or fail to maintain a sufficient number of employees for its contemplated business operations; provided that nothing herein shall be deemed to require Borrower to maintain any employees if not required for its contemplated business operations;

(s)        make a distribution to its members which leaves the Borrower without adequate capital or liquidity for the normal obligations reasonably foreseeable in a business of its size and character and in light of its then contemplated business operations;

(t)        file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(u)        hold itself out as a department or division of (A) any shareholder, partner, principal, member or Affiliate of Borrower, (B) any Affiliate of a shareholder, partner, principal, member or Affiliate of Borrower, or (C) any other person or entity or allow any person or entity to identify the Borrower as a department or division of that person or entity;

(v)        intentionally conceal assets from any creditor of Borrower or any Guarantor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or any Guarantor; or

(w)        pledge its assets for the benefit of any other person or entity, other than to Lender with respect to the Loan.

58.        No Requirement to Accept a Cure.    No provision of this Security Instrument, the Note or any other Loan Document, including without limitation the Environmental Indemnification Agreement and any other guaranty, which provides that any right or remedy of Lender shall exist only during the existence or continuance (or words of similar import) of an Event of Default shall be construed as imposing any obligation on Lender to accept any cure following an Event of Default unless and until Lender, in its sole and absolute discretion, elects in writing to accept cure, and unless and until Lender does in fact, in its sole and absolute discretion, accept a cure in writing, such Event of Default shall be deemed to be continuing, whether or not a cure has been tendered. To the extent of any conflict between this Section 58 and any other provision of this Security Instrument or any other Loan Document, the provisions of this Section 58 shall control and be binding.

59.        Escrow Reserve.

(a)        If at any time during the term of the Loan (a) the Debt Service Coverage Ratio is less than 1.25 to 1.00 and/or (b) the tenant occupancy at the Real Property falls below eighty-five percent (85%), then Borrower shall pay to Lender on each Monthly Payment Date the amount of $4,750.00 for capital repairs and replacements to be made to the Real Property (collectively, the “Replacements”). Amounts so deposited shall hereinafter be referred to as the “Replacement Reserve Fund”.

(b)        Lender shall make disbursements from the Replacement Reserve Fund to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Fund to reimburse Borrower for the costs of routine maintenance to the Real Property or replacements of inventory. Lender shall, upon written request from Borrower and satisfaction of the requirements set forth herein, disburse to Borrower amounts from the Replacement Reserve Fund necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Fund if a Default or an Event of Default exists. Borrower shall not make a request for disbursement from the Replacement Reserve Fund more frequently than twice per calendar year.

(c)        Each request for disbursement from the Replacement Reserve Fund shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable legal requirements of any governmental authority having jurisdiction over the Real Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and each request shall include evidence satisfactory to Lender of payment of all such amounts. Each request for disbursement from the Replacement Reserve Fund shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

(d)        Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Fund. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Real Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request.

60.        State Specific Provisions.

(a)        Principles of Construction.    In the event of any inconsistencies between the other terms and provisions of this Security Instrument and the terms and provisions of this Section 60 of this Security Instrument, the terms and provisions of this Section 60 shall govern and control.

(b)        Collateral Definition.    The definition of “Personal Property” as used in herein shall also include all portions of the Security that may not be deemed real property or may not constitute a “fixture” (within the meaning of Minn. Stat. § 336.9-313 of the Uniform Commercial Code and all replacements, substitutions, and additions for and to the same, whether acquired now or in the future, and all products and cash and non-cash proceeds thereof.

(c)        Secured Obligations. The following shall be included within the definition of “Indebtedness” set forth in this Security Instrument to the extent not already contained therein, and this Security Instrument shall secure the following:

(i)        all sums advanced in protecting the lien of this Security Instrument, in payment of taxes on the Real Property, and payment of insurance premiums covering improvements thereon, in payment of principal and interest on prior liens, and payment of expenses and attorneys’ fees herein provided for and all sums advanced for any other purpose authorized herein or the payment or performance of other obligations of Borrower under the Note, this Security Instrument and the other Loan Documents;

(ii)        any and all other charges and amounts payable under the Note, this Security Instrument or the other Loan Documents, as are exempt from Minnesota mortgage registry tax (the “Registry Tax”) under Minn. Stat. § 287.035 and under § 287.05, Subd. 4;

(iii)        any and all charges, amounts and non-monetary obligations under the Note, this Security Instrument or the other Loan Documents, which are not otherwise subject to Registry Tax;

(iv)        any and all charges and amounts payable under the Note, this Security Instrument or the other Loan Documents, not referred to in the foregoing clauses (a), (b) or (c) on which the Registry Tax has been paid; and

(v)        interest from time to time payable on any or all of the foregoing.

(d)        Minnesota Remedies.    If an Event of Default exists, Lender may, at Lender’s election, exercise any of the following rights, remedies and recourses:

(i)        Foreclosure and Sale.    Foreclose this Security Instrument by judicial proceedings or by advertisement with full power and authority to sell the Security at public auction and convey the same to the purchaser in fee simple, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal, prepayment fees, and interest due on the Note, the indebtedness secured hereby, together with all sums of money as Lender shall have expended or advanced pursuant to this Security Instrument or pursuant to statute, together with interest thereon as herein provided, and all costs and expenses of such foreclosure, including lawful attorneys’ fees with the balance, if any, due to paid to the person entitled thereto by law.

(ii)        Receiver.  As a matter of right, without notice and without regard to the solvency or insolvency of Borrower, or the existence of waste of the Security or adequacy of the security of the Security, and without giving bond, apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat. Section 576.01, as amended, and who shall from the date of its appointment through any period of redemption existing at law collect the rents, manage the Security so as to prevent waste, execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Security, and perform the terms of this Security Instrument and apply the rents to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Subd. 2 in the priority mentioned therein and to all expenses for maintenance of the Security and to the costs and expenses of the receivership, including attorneys’ fees, to the repayment of the indebtedness secured hereby, whether contained in this Security Instrument or in a separate instrument. Borrower does hereby irrevocably consent to such appointment.

(iii)        UCC.    Exercise all rights, remedies and recourse available to a secured party under the Uniform Commercial Code (in addition to the rights available to a mortgagee of real property), including the right to proceed under the provisions of the Uniform Commercial Code governing default as to any Collateral as defined in this Security Instrument which may be included on the Security or which may be deemed non-realty in a foreclosure of this Security Instrument or to proceed as to such Collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

(e)        Acknowledgment of Waiver of Hearing Before Sale.    Borrower understands and agrees that if an Event of Default shall occur, Lender has the right, inter alia, to foreclose this Security Instrument by advertisement pursuant to Minn. Stat. Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Lender elects to foreclose by advertisement, it may cause the Security or any part thereof to be sold at public action; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation, and that no personal notice is required to be served upon Borrower.

Borrower further understands that upon the occurrence of an Event of Default, Lender may also elect its rights under the Uniform Commercial Code and take possession of the non-real estate items of the Security and dispose of the same by sale or otherwise in one or more parcels, provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereinafter amended or by any similar or replacement statute hereafter enacted. Borrower further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Security may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Borrower and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any hearing or other judicial proceeding. BORROWER HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE SECURITY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. BORROWER ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND BORROWER’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT BORROWER UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

(f)        Waiver of Notice and Marshalling of Assets.    To the fullest extent permitted by law, Borrower hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Borrower by virtue of any present or future statute of limitations or law or judicial decision exempting the Security from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, or extension of time for payment, (b) all notices of any Event of Default or of any election by Lender to exercise or the actual exercise of any right, remedy or recourse provided for under any of the documents evidencing the Loan and/or indebtedness secured hereby, (c) any right to a marshalling of assets or a sale in inverse order of alienation, (d) any appraisal before a sale of any portion of the Security, and (e) any extension of time for the enforcement and collection of the Note, the indebtedness secured hereby. To the full extent Borrower may do so, Borrower agrees that the Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter enforced providing for any appraisal, evaluation, stay, or extension, and Borrower, to the extent permitted by law, waives and releases all rights of valuation, appraisal, stay of execution or notice of election to mature or declare due the whole of this Security Instrument.

(g)        Leases and Rents.    It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents (as defined in the Assignment of Leases and Rents) and of all of Borrower’s right, title and interest in, to and under the Leases (as defined in the Assignment of Leases and Rents), and Borrower does hereby appoint irrevocably Lender as Borrower’s true and lawful attorney in Borrower’s name and stead, which appointment is coupled with an interest, to collect all said Rents, subject however, to a revocable license hereby granted by Lender to Borrower to collect and receive all of the Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other documents evidencing the Loan and/or indebtedness secured hereby, and to pay the current costs and expenses of managing, operating and maintaining the Security, including utilities, taxes and insurance premiums, tenant improvements and other capital expenditures and to exercise all rights, power and authority granted to Lender under the Leases (such license evidenced by Lender’s acceptance of this Security Instrument), subject to the terms and conditions hereof.

(i)        Notwithstanding anything to the contrary herein or in any of the documents evidencing the Loan to the contrary, the assignment in this Section 60 and in the granting clause of the Security Instrument is an absolute, unconditional and presently effective assignment and not an assignment for additional security only; provided, however, upon the occurrence of any Event of Default, Borrower’s revocable license to collect the Rents set forth above and herein and to exercise all rights, power and authority under the Leases as set forth in this Security Instrument shall immediately cease and terminate. Upon or at any time during the continuance of an Event of Default, including but not limited to failure of the Borrower to pay any of the items set forth in subparagraphs (iii)(1) through (5) below, or if any material representation or warranty herein proves to be untrue, then the Lender, without regard to waste, adequacy of the security or solvency of the Borrower, may declare all indebtedness secured hereby immediately due and payable and may, at its option, without notice:

1.

In person or by agent, with or without taking possession of or entering the Security, with or without bringing any action or proceeding, give, or require the Borrower to give, notice to the tenants under the Leases authorizing and directing the tenants to pay all Rents directly to the Lender; collect all of the Rents; enforce the payment thereof and exercise all of the rights of the Borrower under the Leases and all of the rights of the Lender hereunder; and may enter upon, take possession of, manage and operate the Security, or any part thereof; may cancel, enforce or modify the Leases, and fix or modify Rents, and do any acts which the Lender deems proper to protect the security hereof; and/or

2.

Apply for appointment of a receiver in accordance with the statutes and law made and provided for, which receivership the Borrower hereby consents to, who shall collect the Rents; manage the Security so as to prevent waste; execute leases within or beyond the period of receivership; perform the terms of this Security Instrument and apply the Rents as hereinafter provided.

(ii)        The entering upon and taking possession of such Security, the appointment of a receiver, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under this Security Instrument or invalidate any act done pursuant to said notice, nor in any way operate to prevent the Lender from pursuing any remedy which now or hereafter it may have under the terms and conditions of this Security Instrument, or the Note secured hereby or any other instruments securing the same, nor shall in any way be deemed to constitute Lender a mortgagee-in-possession. The rights and powers of the Lender hereunder and any receiver appointed hereunder shall remain in full force and effect both prior to and after any foreclosure of this Security Instrument and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including the Lender, shall have the right, at any time and without limitation as provided in Minn. Stat. § 582.03 or other applicable law, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Security and the sum so advanced, with interest at the rate then in effect under the terms of the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights under this subsection (g) shall in no way be dependent upon and shall apply without regard to whether the Security is in danger of being lost, materially injured or damaged or whether the Security is adequate to discharge the indebtedness secured hereby.

(iii)       Notwithstanding anything in this Security Instrument or the other Loan Documents to the contrary, and specifically replacing contrary provisions in this Security Instrument, all Rents collected by Lender or the receiver each month following the occurrence and continuance of an Event of Default shall be applied in accordance with Minn. Stat. 576.01, Subd. 2, as follows:

1.	to payment of all reasonable fees of the receiver approved by the court;

2.	to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn. Stat. §504B.178, if applicable;

3.

to payment when due of all prior or current real estate taxes and special assessments with respect to the Security, or if this Security Instrument or any other instrument relating to the indebtedness secured hereby requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

4.

to payment of all premiums then due for the insurance required by this Security Instrument with respect to the Security, or if this Security Instrument or any other instrument relating to the indebtedness secured hereby requires periodic escrow payments for such premiums, to the escrow payments then due;

5.	to payment of expenses incurred for normal maintenance of the Security.

Any Rents remaining after application of the above items shall be applied prior to foreclosure sale to the amount required to reinstate this Security Instrument, if reinstated, or if not reinstated to the remaining obligations of Borrower as determined by Lender in its sole discretion. If the Security shall be foreclosed and sold pursuant to a foreclosure sale, then:

6.

If the Lender is the purchaser at the foreclosure sale, the Rents shall be paid to the Lender to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Lender, and if the Security be redeemed by the Borrower or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to the Borrower, provided, if the Security not be redeemed, any remaining excess Rents to belong to the Lender, whether or not a deficiency exists; and

7.

If the Lender is not the purchaser at the foreclosure sale, the Rents shall be paid to the Lender to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Security be redeemed by the Borrower or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to the Borrower, provided, if the Security not be redeemed any remaining excess Rents shall be paid first, to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat. Section 580.23 or Section 581.10, then to the Lender to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

Notwithstanding anything to the contrary contained in this Security Instrument, this assignment shall not reduce the Indebtedness secured hereby except to the extent that rents, income, receipts, revenues, issues, profits, and proceeds from the Security are actually received by Lender and applied to the Indebtedness secured hereby. The rights and powers of Lender and receivers under this Security Instrument and the application of Rents under this subsection (g) shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

(h)        Fixture Filing.    As to those items of Security described in this Security Instrument that are, or are to become fixtures related to the real estate mortgaged herein, and all products and proceeds thereof, it is intended as to those items that THIS SECURITY INSTRUMENT SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the county where the Land is situated. The name of the record owner of said real estate is Borrower as set forth in this Security Instrument. Information concerning the security interest created by this instrument may be obtained from Lender, as secured party, at its address as set forth in this Security Instrument. The address of Borrower, as debtor, is as set forth in Section 42 of this Security Instrument. This document covers goods which are or are to become fixtures. Borrower is a limited liability company organized under the laws of the State of Delaware. Borrower’s organizational identification number is 5247430.

(i)        Non-Agricultural Use.    Borrower represents and warrants that as of the date of this Security Instrument the Security is not in agricultural use as defined in Minn. Stat. § 40A.02. Subd. 3 and is not used for agricultural purposes.

(j)         Future Advances.   To the extent that this Security Instrument is deemed to secure future advances including, but not limited to, interest, the amount of such advances is not currently known. The delivery and acceptance of this Security Instrument by Borrower and Lender, however, constitutes an acknowledgment that Borrower and Lender are aware of the provisions of Minn. Stat. § 287.05. Subd. 5, and intend to comply with the requirements contained therein. The maximum principal amount of indebtedness secured by this Security Instrument at any one time, excluding any amounts constituting an “indeterminate amount” under Minn. Stat. § 287.05. Subd. 5, and excluding advances made by the Lender in protection of the Security or the lien of this Security Instrument, shall be Twenty-Five Million and 00/100 Dollars ($25,000,000.00). The representations contained in this subsection (j) are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Security Instrument. Borrower acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to Borrower.

(k)         Maturity Date.    The maturity date of the Indebtedness is February 10, 2018.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has duly executed this Security Instrument, as a sealed instrument, as of the date first above written.

BORROWER:

KBS LEGACY PARTNERS WATERTOWER LLC, a Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited liability company, its sole member

	By:	KBS Legacy Partners Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS Legacy Partners Apartment REIT, Inc. a Maryland corporation, its sole general partner

By: /s/ Guy K. Hays
Name: Guy K. Hays
Title: Executive Vice President

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

On 01/09/13 before me, Teresa Fakalata, a Notary Public, personally appeared Guy K. Hays, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is~~/are~~ subscribed to the within instrument and acknowledged to me that he~~/she/they~~ executed the same in his~~/her/their~~ authorized capacity~~(ies)~~, and that by his~~/her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Teresa Fakalata (Seal)

EXHIBIT A

TO

MORTGAGE

Legal Description

Parcel 1:

Lot 2, Block 1, Eden Prairie Marketcenter 2nd Addition, Hennepm County, Minnesota.

Registered Property Certificate of Title No. 1158835.

Parcel 2:

All right, title and interest-in and to that certain easement created pursuant to that certain Easement Agreement dated October 13, 1993 and. filed of record October 18, 1993 in the office of the Register of Titles of Hennepin County, Minnesota as Document No. 2432486, as amended by that certain Amendment to Easement Agreement filed of record on May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538022, and further amended by that certain Assumption of Easement Obligations Agreement filed May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538025, and further amended by that certain Second Amendment to Easement Agreement filed July 22, 2005 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No 4139579.

Parcel 3:

All right title and interest in and to that certain easement created pursuant to that certam Cross Easement Agreement dated October 13, 1993 and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432481.